NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
First Quarter Gross Premiums Written Grew 11.4% and Return on Equity of 14.5%
Greenwich, CT, April 20, 2021 - W. R. Berkley Corporation (NYSE: WRB) today reported its first quarter 2021 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2021	2020

Gross premiums written	$2,484,712	$2,231,372
Net premiums written	2,050,038	1,845,846

Net income (loss) to common stockholders	229,525	(4,418)
Net income (loss) per diluted share	1.23	(0.02)

Operating income (1)	201,780	132,623
Operating income per diluted share	1.08	0.69

Return on equity (2)	14.5%	(0.3)%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income (loss) expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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First quarter highlights included:
•Return on equity of 14.5%.
•Gross and net premiums written increased 11.4% and 11.1%, respectively.
•The reported combined ratio was 90.1%. The accident year combined ratio before catastrophe losses was 88.4%.
•Record quarterly underwriting income of $182.6 million.
•Current accident year catastrophes added 1.9 loss ratio points to the reported combined ratio.
•Average rate increases excluding workers' compensation were approximately 12.8%.
•Total capital returned to shareholders was $51 million, including $30 million of share repurchases at an average price per share of $63.82 and $21 million of dividends.

The Company commented:
The Company began the year with a very strong quarter. Premium growth exceeded 11% and we reported a combined ratio of 90.1%, contributing to a 14.5% annualized return on beginning year common stockholders’ equity.
Rate increases continued into 2021 and we expect them to extend for the foreseeable future in light of persistent social inflation and above-average industry catastrophe losses in this and recent quarters. Our combined ratio improved, and we expect it will further improve as compounding rate increases in excess of loss cost trends are fully reflected in underwriting profits.
Our alternative investment portfolio delivered strong performance, driven by our investment funds, arbitrage trading account, and approximately $76 million of realized gains on investments. We began reinvesting a modest portion of our cash as interest rates rose, yet maintain a defensive position in our fixed-maturity securities, with a higher allocation to short-term assets. We remain committed to a total return investment strategy and anticipate that it will continue to generate attractive returns for shareholders.
Our Company’s decentralized model is built to excel in transitioning markets such as this one. Our agility and product focus allow us to quickly emphasize market sectors that offer the best risk-adjusted returns. This competitive advantage uniquely positions us to outperform in the current environment and as the economy expands. We expect to greatly benefit from this opportunity, which should lead to exceptional results.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on April 20, 2021, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2021 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2021 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2021	2020
Revenues:
Net premiums written	$2,050,038	$1,845,846
Change in unearned premiums	(200,082)	(154,428)
Net premiums earned	1,849,956	1,691,418
Net investment income	158,577	174,763
Net investment gains (losses):
Net realized and unrealized gains (losses) on investments	51,759	(143,285)
Change in allowance for credit losses on investments	(16,920)	(33,889)
Net investment gains (losses)	34,839	(177,174)
Revenues from non-insurance businesses	87,430	93,729
Insurance service fees	25,808	25,751
Other income	259	2,123
Total revenues	2,156,869	1,810,610
Expenses:
Losses and loss expenses	1,121,592	1,107,253
Other operating costs and expenses	616,268	578,334
Expenses from non-insurance businesses	86,290	94,757
Interest expense	36,651	36,734
Total expenses	1,860,801	1,817,078
Income (loss) before income taxes	296,068	(6,468)
Income tax (expense) benefit	(64,352)	2,942
Net income (loss) before noncontrolling interests	231,716	(3,526)
Noncontrolling interests	(2,191)	(892)
Net income (loss) to common stockholders	$229,525	$(4,418)

Net income (loss) per share:
Basic	$1.24	$(0.02)
Diluted	$1.23	$(0.02)

Average shares outstanding (1):
Basic	185,195	190,287
Diluted (2)	186,830	190,287

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.
(2)During 2020, diluted shares have been reduced by 2.0 million to reflect the anti-dilutive effect of common equivalent shares.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	First Quarter
	2021	2020
Insurance:
Gross premiums written	$2,140,013	$1,941,809
Net premiums written	1,739,824	1,583,318
Premiums earned	1,604,979	1,484,955
Pre-tax income	257,109	175,947
Loss ratio	61.3%	65.1%
Expense ratio	29.3%	31.3%
GAAP combined ratio	90.6%	96.4%

Reinsurance & Monoline Excess:
Gross premiums written	$344,699	$289,563
Net premiums written	310,214	262,528
Premiums earned	244,977	206,463
Pre-tax income	68,649	36,514
Loss ratio	56.5%	68.3%
Expense ratio	30.9%	32.3%
GAAP combined ratio	87.4%	100.6%

Corporate and Eliminations:
Net investment gains (losses)	$34,839	$(177,174)
Interest expense	(36,651)	(36,734)
Other revenues and expenses	(27,878)	(5,021)
Pre-tax loss	(29,690)	(218,929)

Consolidated:
Gross premiums written	$2,484,712	$2,231,372
Net premiums written	2,050,038	1,845,846
Premiums earned	1,849,956	1,691,418
Pre-tax income (loss)	296,068	(6,468)
Loss ratio	60.6%	65.5%
Expense ratio	29.5%	31.4%
GAAP combined ratio	90.1%	96.9%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	First Quarter
	2021	2020
Net premiums written:
Other liability	$657,779	$581,644
Short-tail lines (1)	325,051	307,889
Workers' compensation	286,724	327,286
Commercial automobile	248,567	205,427
Professional liability	221,703	161,072
Total Insurance	1,739,824	1,583,318
Casualty reinsurance	174,864	143,461
Monoline excess	85,509	75,267
Property reinsurance	49,841	43,800
Total Reinsurance & Monoline Excess	310,214	262,528
Total	$2,050,038	$1,845,846

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$32,829	$56,580
Reinsurance & Monoline Excess	3,000	22,193
Total	$35,829	$78,773

Net investment income:
Core portfolio (2)	$100,568	$133,048
Investment funds	38,935	40,577
Arbitrage trading account	19,074	1,138
Total	$158,577	$174,763

Net realized and unrealized gains (losses) on investments:
Net realized gains on investments	$76,094	$11,182
Change in unrealized gains (losses) on equity securities	(24,335)	(154,467)
Total	$51,759	$(143,285)

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$545,750	$531,924
Insurance service expenses	20,786	22,573
Net foreign currency gains	(5,594)	(21,541)
Debt extinguishment costs	3,617	—
Other costs and expenses	51,709	45,378
Total	$616,268	$578,334

Cash flow from operations	$310,990	$152,570

Reconciliation of net income (loss) to operating income:
Net income	$229,525	$(4,418)
Pre-tax investment (gains) losses, net of related expenses	(33,302)	177,592
Income tax expense (benefit)	5,557	(40,551)
Operating income after-tax (3)	$201,780	$132,623

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	March 31, 2021	December 31, 2020

Net invested assets (1)	$22,155,935	$21,370,503
Total assets	29,791,274	28,571,965
Reserves for losses and loss expenses	14,080,528	13,784,430
Senior notes and other debt	2,021,142	1,623,025
Subordinated debentures	1,289,272	1,102,309
Common stockholders’ equity (2)	6,414,600	6,310,802
Common stock outstanding (3)	177,373	177,825
Book value per share (4)	36.16	35.49
Tangible book value per share (4)	34.90	34.22

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of March 31, 2021, reflected in common stockholders' equity are after-tax unrealized investment gains of $200 million and unrealized currency translation losses of $348 million. As of December 31, 2020, after-tax unrealized investment gains were $290 million and unrealized currency translation losses were $352 million.
(3)During the three months ended March 31, 2021, the Company repurchased 465,063 shares of its common stock for $30 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
March 31, 2021
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$555,714	2.5%
State and municipal:
Special revenue	$2,206,460	10.0%
State general obligation	469,681	2.1%
Local general obligation	467,053	2.1%
Pre-refunded	254,040	1.1%
Corporate backed	172,339	0.8%
Total state and municipal	3,569,573	16.1%
Mortgage-backed securities:
Agency	747,559	3.4%
Commercial	179,286	0.8%
Residential - Prime	147,220	0.7%
Residential - Alt A	8,060	—%
Total mortgage-backed securities	1,082,125	4.9%
Asset-backed securities	3,944,638	17.8%
Corporate:
Industrial	3,060,663	13.8%
Financial	1,564,369	7.1%
Utilities	439,329	2.0%
Other	153,828	0.7%
Total corporate	5,218,189	23.6%
Foreign government	1,029,879	4.6%
Total fixed maturity securities (1)	15,400,118	69.5%
Equity securities available for sale:
Common stocks	392,163	1.8%
Preferred stocks	229,466	1.0%
Total equity securities available for sale	621,629	2.8%
Cash and cash equivalents (2)	2,123,154	9.6%
Real estate	1,961,212	8.9%
Investment funds (3)	1,358,205	6.1%
Arbitrage trading account	614,721	2.8%
Loans receivable	76,896	0.3%
Net invested assets	$22,155,935	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.